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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Lamar Advertising Company:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated June 9, 1999 relating to the financial statements of Chancellor Media Outdoor Corporation, The Outdoor Division of Whiteco Industries, Inc., Martin Media, L.P., and Martin & MacFarlane, Inc., which appear in Lamar Advertising Company's Current Report on Form 8-K dated July 6, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                        /s/ PRICEWATERHOUSECOOPERS LLP



Dallas, Texas
September 6, 2000